The Providence Service Corporation Reports
Second Quarter 2020 Financial Results

ATLANTA, GA – August 6, 2020 – The Providence Service Corporation (the “Company” or “Providence”) (Nasdaq: PRSC), the nation’s largest provider of non-emergency medical transportation (“NEMT”) programs and holder of a minority interest in Matrix Medical Network, today reported financial results for the three months ended June 30, 2020.

Second Quarter 2020 Highlights:
•Revenue from continuing operations of $282.3 million
•Income from continuing operations, net of tax, of $37.3 million, and loss of $0.96 per diluted common share
•Adjusted EBITDA of $56.4 million, Adjusted Net Income of $38.0 million and Adjusted EPS of $2.53
•Net cash provided by operating activities during the quarter of $108.4 million
•At June 30, 2020, cash of $41.8 million, with no debt outstanding
•Matrix, on a standalone basis, achieved net income of $8.9 million and Adjusted EBITDA of $32.6 million; launched new Employee Health & Wellness and telehealth products

Daniel E. Greenleaf, President and Chief Executive Officer, said, “Providence’s second quarter Adjusted EBITDA of $56.4 million exceeded the prior year comparable figure primarily due to lower operating expenses driven by our six-pillar growth strategy, incremental contribution from National MedTrans and lower utilization under our capitated contracts. We were pleased to end the quarter with $41.8 million in cash with no debt, despite deploying capital on two highly strategic, accretive transactions: the purchase of National MedTrans in May 2020 and the conversion of the majority of the Company’s Series A convertible preferred stock in June 2020.”

Mr. Greenleaf continued, “From a position of strength, and as the clear leader in our industry, we remain dedicated to providing safe and reliable non-emergency medical transportation services during the ongoing COVID-19 pandemic, while delivering food to a growing number of food-insecure members and offering financial support to our transportation partners. Moreover, we continue to invest in key areas of our growth strategy, such as the digitization of our transportation network and technology enhancements in our contact centers. We believe these kinds of investments will help meaningfully streamline our operations, reduce costs and enhance service quality. We are rapidly transforming our organization through new technology, talent and culture. With the benefit of our strong operating platform and balance sheet, we are actively evaluating new service lines to further support our members and payors. During this process, we intend to build substantial long-term value for our customers and shareholders alike.”

Second Quarter 2020 Results

For the second quarter of 2020, the Company reported revenue of $282.3 million, a decrease of 22.4% from $363.9 million in the second quarter of 2019.

Operating income was $48.8 million, or 17.3% of revenue, in the second quarter of 2020, compared to operating loss of $(3.3) million, or (0.9)% of revenue, in the second quarter of 2019. Income from continuing operations, net of tax, in the second quarter of 2020 was $37.3 million, or $0.96 loss per diluted common share, compared to loss from continuing operations, net of tax, of $(3.4) million, or $0.35 loss per diluted common share, in the second quarter of 2019. Loss per diluted common share in the second quarter of 2020 included $49.0 million related to the Company's conversion of the majority of the Company's Series A convertible stock on June 8, 2020.

Adjusted EBITDA was $56.4 million, or 20.0% of revenue, in the second quarter of 2020, compared to $5.8 million, or 1.6% of revenue, in the second quarter of 2019.

Adjusted Net Income in the second quarter of 2020 was $38.0 million, or $2.53 earnings per diluted common share, compared to $2.2 million, or $0.07 earnings per diluted common share, in the second quarter of 2019.

The quarter-over-quarter decrease in revenue was primarily due to lower trip volume associated with certain profit corridor and reconciliation contracts due to the COVID-19 pandemic. This was partially offset by $8.4 million of revenue as a result of the National MedTrans acquisition.

Adjusted EBITDA increased in the second quarter of 2020 due to cost savings and productivity initiatives associated with the Company's six-pillar growth strategy in addition to incremental margin from the National MedTrans acquisition and lower utilization and contact center activity due to COVID-19. This was partially offset by higher corporate general and administrative cost as the Company made investments in its employees and technology.

Matrix - Equity Investment

For the second quarter of 2020, Matrix’s revenue was $90.7 million, an increase of 25.6% from $72.2 million in the second quarter of 2019. Matrix had an operating income of $15.3 million for the second quarter of 2020, compared to operating income of $1.5 million for the second quarter of 2019.

Providence recorded a gain of $4.4 million related to its Matrix equity investment compared to a loss of $1.3 million for the second quarter of 2019. For the second quarter of 2020, Matrix recorded Adjusted EBITDA of $32.6 million, or 36.0% of revenue, compared to $13.7 million, or 19.0% of revenue, for the second quarter of 2019.

Matrix’s Adjusted EBITDA for the quarter was positively impacted by its launch of a new Employee Health and Wellness product developed for companies maintaining critical operations during COVID-19. Matrix quickly rolled out this new offering by leveraging its national clinical staff and fleet of mobile units. Due to the pandemic, Matrix’s payor customers paused in-home visits for a period during the quarter that adversely affected Home product volume. In an effort to mitigate, Matrix implemented a new telehealth alternative, partially offsetting the pause. At the end of the quarter, several of Matrix’s payor customers began resuming in-home visits.

As of June 30, 2020, Matrix had $285.2 million in net debt and Providence's ownership interest was 43.6%.

Investor Presentation and Conference Call

Providence will hold a conference call to discuss its financial results on Thursday, August 6, 2020 at 8:00 a.m. ET. An investor presentation has been prepared to accompany the conference call and can be found on the Company’s website (investor.prscholdings.com). To access the call, please dial:

US toll-free: 1 (877) 423 9820
International: 1 (201) 493 6749

You may also access the conference call via webcast at investor.prscholdings.com, where the call also will be archived.

About Providence

The Providence Service Corporation, through its fully-owned subsidiary LogistiCare Solutions, LLC, is the nation's largest manager of non-emergency medical transportation programs for state governments and managed care organizations. Its range of services includes call center management, network credentialing, vendor payment management and non-emergency medical transport management. The Company also holds a minority interest in Matrix Medical Network which provides a broad array of assessment and care management services to individuals that improve health outcomes and health plan financial performance. For more information, please visit prscholdings.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial results prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), this press release includes EBITDA and Adjusted EBITDA for the Company and its segments, as well as Adjusted Net Income and Adjusted EPS, which are performance measures that are not recognized under GAAP. EBITDA is defined as income (loss) from continuing operations, net of taxes, before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before certain items, including (as applicable): (1) restructuring and related charges, including costs related to our corporate reorganization, (2) equity in net (gain) loss of investee, (3) certain litigation related expenses, settlement income or other negotiated settlements relating to certain matters from prior periods, (4) certain transaction and related costs, and (5) COVID-19 related costs. Adjusted Net Income is defined as income from continuing operations, net of taxes, before certain items, including (1) restructuring and related charges, (2) equity in net (gain) loss of investee, (3) certain litigation related expenses, settlement income or other negotiated settlements relating to certain matters from prior periods, (4) intangible asset amortization, (5) certain transaction and related costs, (6) COVID-19 related costs, (7) tax impacts from the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") and (8) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income less (as applicable): (1) dividends on convertible preferred stock and (2) adjusted net income allocated to participating stockholders, divided by the diluted weighted-average number of common shares outstanding as calculated for Adjusted Net Income. Our non-GAAP performance measures exclude certain expenses and amounts that are not driven by our core operating results and may be one time in nature. Excluding these expenses makes comparisons with prior periods as well as to other companies in our industry more meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net gain or loss in equity investee is excluded from these measures, as we do not have the ability to manage the venture, allocate resources within the venture, or directly control its operations or performance.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation from or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein, including but not limited to: the early termination or non-renewal of contracts; our ability to successfully respond to governmental requests for proposal; our ability to fulfill our contractual obligations; our ability to identify and successfully complete and integrate acquisitions; our ability to identify and realize the benefits of strategic initiatives; the loss of any of the significant payors from whom we generate a significant amount of our revenue; our ability to accurately estimate the cost of performing under certain capitated contracts; our ability to match the timing of the costs of new contracts with its related revenue; the outcome of pending or future litigation; our ability to attract and retain senior management and other qualified employees; our ability to successfully complete recent divestitures or business termination; the accuracy of representations and warranties and strength of related indemnities provided to us in acquisitions or claims made against us for representations and warranties and related indemnities in our dispositions; our ability to effectively compete in the marketplace; inadequacies in or security breaches of our information technology systems, including our ability to protect private data; the impact of COVID-19 on us (including: the duration and scope of the pandemic; governmental, business and individuals’ actions taken in response to the pandemic; economic activity and actions taken in response; the effect on our clients and client demand for our services; and the ability of our clients to pay for our services); seasonal fluctuations in our operations; impairment of long-lived assets; the adequacy of our insurance coverage for automobile, general liability, professional liability and workers’ compensation; damage to our reputation by inaccurate, misleading or negative media coverage; our ability to comply with government healthcare and other regulations; changes in budgetary priorities of government entities that fund our services; failure to adequately comply with patient and service user information regulations; possible actions under Medicare and Medicaid programs for false claims or recoupment of funds for noncompliance; changes in the regulatory landscape applicable to Matrix; changes to our estimated income tax liability from audits or otherwise; our ability to meet restrictive covenants in our credit agreement; restrictions in the terms of our preferred stock; the costs of complying with public company reporting obligations; and the accuracy of our accounting estimates and assumptions.

The Company has provided additional information in our annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward- looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact
Kalle Ahl, The Equity Group
(212) 836-9614
kahl@equityny.com

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The Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Statements of Operations
(in thousands except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

Service revenue, net	$282,256	$363,911	$649,547	$731,726

Operating expenses:
Service expense	196,106	345,948	528,767	686,446
General and administrative expense	31,199	16,860	51,994	36,262
Depreciation and amortization	6,108	4,353	9,898	8,827
Total operating expenses	233,413	367,161	590,659	731,535

Operating income (loss)	48,843	(3,250)	58,888	191

Other expenses (income):
Interest expense, net	1,498	301	1,739	604
Other income	—	(66)	—	(132)
Equity in net (gain) loss of investee	(4,425)	1,315	(1,875)	2,971
Income (loss) from continuing operations before income taxes	51,770	(4,800)	59,024	(3,252)
Provision (benefit) for income taxes	14,471	(1,391)	5,425	(1,157)
Income (loss) from continuing operations, net of tax	37,299	(3,409)	53,599	(2,095)
(Loss) income from discontinued operations, net of tax	(301)	1,697	(503)	966
Net income (loss)	$36,998	$(1,712)	$53,096	$(1,129)

Net (loss) income attributable to common stockholders	$(12,819)	$(2,810)	$1,920	$(3,314)

Basic (loss) earnings per common share:
Continuing operations	$(0.96)	$(0.35)	$0.19	$(0.33)
Discontinued operations	(0.02)	0.13	(0.04)	0.07
Basic (loss) earnings per common share	$(0.98)	$(0.22)	$0.15	$(0.26)

Diluted (loss) earnings per common share:
Continuing operations	$(0.96)	$(0.35)	$0.19	$(0.33)
Discontinued operations	(0.02)	0.13	(0.04)	0.07
Diluted (loss) earnings per common share	$(0.98)	$(0.22)	$0.15	$(0.26)

Weighted-average number of common
shares outstanding:
Basic	13,077,596	12,973,496	13,032,931	12,937,054
Diluted	13,077,596	12,973,496	13,059,699	12,937,054

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The Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$41,786	$61,365
Accounts receivable, net of allowance	170,063	180,416
Other current assets (1)	33,942	14,491
Current assets of discontinued operations (2)	89	155
Total current assets	245,880	256,427
Operating lease right-of-use assets	19,864	20,095
Property and equipment, net	20,793	23,243
Goodwill and intangible assets, net	227,458	155,127
Equity investment	131,974	130,869
Other long-term assets	8,365	11,620
Total assets	$654,334	$597,381

Liabilities, redeemable convertible preferred stock and stockholders' equity
Current liabilities:
Current portion of finance lease liabilities	$199	$308
Current portion of operating lease liabilities	7,016	6,730
Other current liabilities (3)	192,595	141,718
Current liabilities of discontinued operations (2)	1,504	1,430
Total current liabilities	201,314	150,186
Finance lease liabilities, less current portion	—	45
Operating lease liabilities, less current portion	13,886	14,502
Long-term contracts payable	26,079	—
Other long-term liabilities (4)	47,298	37,936
Total liabilities	288,577	202,669

Mezzanine and stockholders' equity
Convertible preferred stock, net	5,299	77,120
Stockholders' equity	360,458	317,592
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$654,334	$597,381

(1) Includes other receivables, prepaid expenses and short-term restricted cash.
(2) Includes assets or liabilities primarily related to WD Services' former Saudi Arabian operation.
(3) Includes accounts payable, accrued expenses, accrued transportation costs, deferred revenue and self-funded insurance programs.
(4) Includes other long-term liabilities and deferred tax liabilities.

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The Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands) (1)

	Six months ended June 30,
	2020	2019
Operating activities
Net income (loss)	$53,096	$(1,129)
Depreciation and amortization	9,898	8,827
Stock-based compensation	1,772	3,392
Equity in net (gain) loss of investee	(1,875)	2,971
Other non-cash items	18,395	4,229
Changes in working capital	65,902	4,781
Net cash provided by operating activities	147,188	23,071
Investing activities
Purchase of property and equipment	(2,330)	(4,277)
Acquisition, net of cash acquired	(77,665)	—
Net cash used in investing activities	(79,995)	(4,277)
Financing activities
Proceeds from debt	162,000	12,000
Repayment of debt	(162,000)	(12,000)
Preferred stock conversion payment	(82,769)	—
Preferred stock dividends	(1,961)	(2,185)
Repurchase of common stock, for treasury	(10,186)	(372)
Proceeds from common stock issued pursuant to stock option exercise	11,329	6,383
Restricted stock surrendered for employee tax payment	(37)	—
Other financing activities	(154)	(566)
Net cash (used in) provided by financing activities	(83,778)	3,260
Net change in cash and cash equivalents	(16,585)	22,054
Cash, cash equivalents and restricted cash at beginning of period	61,673	12,367
Cash, cash equivalents and restricted cash at end of period	$45,088	$34,421

(1) Includes both continuing and discontinued operations.

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The Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Three months ended June 30, 2020
	NET Services	Matrix Investment	Total Continuing Operations

Service revenue, net	$282,256	$—	$282,256

Operating expenses:
Service expense	196,106	—	196,106
General and administrative expense	31,199	—	31,199
Depreciation and amortization	6,108	—	6,108
Total operating expenses	233,413	—	233,413

Operating income	48,843	—	48,843

Other expenses (income):
Interest expense, net	1,498	—	1,498
Equity in net gain of investee	—	(4,425)	(4,425)
Income from continuing
operations before income taxes	47,345	4,425	51,770
Provision for income taxes	13,363	1,108	14,471
Income from continuing operations, net of taxes	33,982	3,317	37,299

Interest expense, net	1,498	—	1,498
Provision for income taxes	13,363	1,108	14,471
Depreciation and amortization	6,108	—	6,108

EBITDA	54,951	4,425	59,376

Restructuring and related charges (1)	986	—	986
Transaction costs (2)	266	—	266
COVID-19 related costs	209	—	209
Equity in net gain of investee	—	(4,425)	(4,425)

Adjusted EBITDA	$56,412	$—	$56,412

(1) Restructuring and related charges include severance and office closure costs of $506 and professional services costs of $480.
(2) Transaction costs include Circulation management incentive plan ("MIP") costs and certain transaction-related expenses.

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The Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Three months ended June 30, 2019
	NET Services	Matrix Investment	Total Continuing Operations

Service revenue, net	$363,911	$—	$363,911

Operating expenses:
Service expense	345,948	—	345,948
General and administrative expense	16,860	—	16,860
Depreciation and amortization	4,353	—	4,353
Total operating expenses	367,161	—	367,161

Operating loss	(3,250)	—	(3,250)

Other expenses (income):
Interest expense, net	301	—	301
Other income	(66)	—	(66)
Equity in net loss of investee	—	1,315	1,315
Loss from continuing
operations, before income tax	(3,485)	(1,315)	(4,800)
Benefit for income taxes	(1,251)	(140)	(1,391)
Loss from continuing operations, net of taxes	(2,234)	(1,175)	(3,409)

Interest expense, net	301	—	301
Benefit for income taxes	(1,251)	(140)	(1,391)
Depreciation and amortization	4,353	—	4,353

EBITDA	1,169	(1,315)	(146)

Restructuring and related charges (1)	1,658	—	1,658
Transaction costs (2)	2,950	—	2,950
Equity in net loss of investee	—	1,315	1,315

Adjusted EBITDA	$5,777	$—	$5,777

(1) Restructuring and related charges include organizational consolidation costs of $1,316 and severance costs of $342.
(2) Transaction costs include Circulation MIP and certain transaction-related expenses.

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The Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Six months ended June 30, 2020
	NET Services	Matrix Investment	Total Continuing Operations

Service revenue, net	$649,547	$—	$649,547

Operating expenses:
Service expense	528,767	—	528,767
General and administrative expense	51,994	—	51,994
Depreciation and amortization	9,898	—	9,898
Total operating expenses	590,659	—	590,659

Operating income	58,888	—	58,888

Other expenses (income):
Interest expense, net	1,739	—	1,739
Equity in net gain of investee	—	(1,875)	(1,875)
Income from continuing
operations before income tax	57,149	1,875	59,024
Provision for income taxes	4,955	470	5,425
Income from continuing operations, net of taxes	52,194	1,405	53,599

Interest expense, net	1,739	—	1,739
Provision for income taxes	4,955	470	5,425
Depreciation and amortization	9,898	—	9,898

EBITDA	68,786	1,875	70,661

Restructuring and related charges (1)	2,308	—	2,308
Transaction costs (2)	1,121	—	1,121
COVID-19 related costs	231	—	231
Equity in net gain of investee	—	(1,875)	(1,875)

Adjusted EBITDA	$72,446	$—	$72,446

(1) Restructuring and related charges include severance and office closure costs of $1,186 and professional services of $1,122.
(2) Transaction costs include Circulation MIP and certain transaction-related expenses.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Six months ended June 30, 2019
	NET Services	Matrix Investment	Total Continuing Operations

Service revenue, net	$731,726	$—	$731,726

Operating expenses:
Service expense	686,446	—	686,446
General and administrative expense	36,262	—	36,262
Depreciation and amortization	8,827	—	8,827
Total operating expenses	731,535	—	731,535

Operating income	191	—	191

Other expenses (income):
Interest expense, net	604	—	604
Other Income	(132)	—	(132)
Equity in net loss of investee	—	2,971	2,971
Loss from continuing
operations, before income tax	(281)	(2,971)	(3,252)
Benefit for income taxes	(680)	(477)	(1,157)
Income (loss) from continuing operations, net of taxes	399	(2,494)	(2,095)

Interest expense, net	604	—	604
Benefit for income taxes	(680)	(477)	(1,157)
Depreciation and amortization	8,827	—	8,827

EBITDA	9,150	(2,971)	6,179

Restructuring and related charges (1)	4,470	—	4,470
Transaction costs (2)	4,339	—	4,339
Equity in net loss of investee	—	2,971	2,971
Litigation Expense	9	—	9

Adjusted EBITDA	$17,968	$—	$17,968

(1) Restructuring and related charges include organizational consolidation costs of $3,102 and severance costs of $1,368.
(2) Transaction costs include Circulation MIP and certain transaction-related expenses.

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The Providence Service Corporation

The Providence Service Corporation
Summary Financial Information of Equity Investment in Matrix Medical Network (1)
(in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenue	$90,667	$72,161	$151,971	$139,144
Operating expense	65,661	59,362	118,710	114,581
Depreciation and amortization	9,748	11,256	19,676	22,465
Operating income	15,258	1,543	13,585	2,098

Interest expense	4,989	6,384	10,719	12,777
Provision (benefit) for income taxes	1,377	(1,180)	331	(2,531)
Net income (loss)	8,892	(3,661)	2,535	(8,148)

Interest	43.6%	43.6%	43.6%	43.6%
Net gain (loss) - Equity Investment	3,876	(1,597)	1,105	(3,555)
Management fee and other	549	282	770	584
Equity in net gain (loss) of investee	$4,425	$(1,315)	$1,875	$(2,971)

Cash	$39,006	$32,247
Total Debt (2)	$324,225	$326,700

(1)The results of our equity method investment are excluded from the calculation of Providence's Adjusted EBITDA and Adjusted Net Income.
(2)Represents long-term debt, excluding deferred financing costs.

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The Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA: Matrix Medical Network (1)
(in thousands) (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenue	$90,667	$72,161	$151,971	$139,144
Operating expense	65,661	59,362	118,710	114,581
Depreciation and amortization	9,748	11,256	19,676	22,465
Operating income	15,258	1,543	13,585	2,098

Interest expense	4,989	6,384	10,719	12,777
Provision (benefit) for income taxes	1,377	(1,180)	331	(2,531)
Net income (loss)	8,892	(3,661)	2,535	(8,148)

Depreciation and amortization	9,748	11,256	19,676	22,465
Interest expense	4,989	6,384	10,719	12,777
Provision (benefit) for income taxes	1,377	(1,180)	331	(2,531)
EBITDA	25,006	12,799	33,261	24,563
Management fees	1,176	637	1,669	1,297
Integration costs	—	5	—	1,488
Severance costs	138	—	937	—
COVID-19 related costs	4,935	—	5,092	—
Transaction costs	1,369	286	1,754	330
Adjusted EBITDA	$32,624	$13,727	$42,713	$27,678

(1) Providence accounts for its proportionate share of Matrix's results using the equity method. Matrix's Adjusted EBITDA is not included within Providence's Adjusted EBITDA in any period presented.

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The Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Net Income per Common Share:
(in thousands, except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

Income (loss) from continuing operations, net of tax	$37,299	$(3,409)	$53,599	$(2,095)

Restructuring and related charges (1)	986	1,755	2,308	4,785
Transaction costs (2)	266	2,950	1,121	4,339
Equity in net (gain) loss of investee	(4,425)	1,315	(1,875)	2,971
Intangible amortization expense	3,775	1,559	5,334	3,117
Litigation expense, net	—	—	—	9
COVID-19 related costs	209	—	231	—
Tax impact of the CARES Act	76	—	(10,984)	—
Tax effected impact of adjustments	(167)	(1,986)	(1,831)	(5,121)

Adjusted Net Income	$38,019	$2,184	47,903	8,005

Dividends on convertible preferred stock	(866)	(1,098)	(1,961)	(2,185)
Income allocated to participating securities	(4,024)	(146)	(5,560)	(782)

Adjusted Net Income available to common stockholders	$33,129	$940	$40,382	$5,038

Adjusted EPS	$2.53	$0.07	$3.09	$0.39

Diluted weighted-average number of common shares outstanding	13,110,687	13,011,033	13,059,699	12,982,630

(1) Restructuring and related charges include severance, organizational consolidation costs and professional fees.
(2) Transaction costs include the MIP related to the Circulation acquisition and certain other transaction-related expenses.

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